DeGolyer and MacNaughton 5001 Spring Valley Road Suite 800 East Dallas, Texas 75244 February 24, 2026 Equinor ASA Forusbeen 50 N-4035 Stavanger Norway Ladies and Gentlemen: We hereby consent to the references to DeGolyer and MacNaughton contained in the section entitled “Operational Performance; Proved Oil and Gas Reserves; Preparation of reserves estimates; DeGolyer and MacNaughton report” of the Exhibit 15.5 Oil and Gas Reserves Report to Form 20-F for the year ended December 31, 2025, of Equinor ASA (the “Form 20-F”), to the inclusion of our report of third party dated February 13, 2026, concerning our independent evaluation, as of December 31, 2025, of certain properties in which Equinor ASA has represented it holds an interest (our “Report of Third Party”), which is included as an exhibit to the Form 20-F, and to the incorporation by reference thereof of our Report of Third Party in the Registration Statements on Form S-8 (File Nos. 333-121382, 333-168426, and 333-262601) pertaining to the Equinor US Holdings Inc. Employee Share Purchase Plan and in the Registration Statement on Form F-3 (File No. 333-271647) of Equinor ASA, Equinor Energy AS and Equinor US Capital LLC. Very truly yours, DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716